Exhibit 5.1


[GRAPHIC OMITTED]             F. Beirne Lovely Jr., P.C.     Goodwin Procter LLP
                              617.570.1180                   Counsellors at Law
                              blovely@                       Exchange Place
                              goodwinprocter.com             Boston, MA 02109
                                                             T: 617.570.1000
                                                             F: 617.523.1231






November 30, 2001



American Mortgage Acceptance Company
625 Madison Avenue
New York, NY   10022

Gentlemen:

We are acting as special Massachusetts counsel for American Mortgage Acceptance Company (formerly known as American Mortgage Investors Trust), organized as what is commonly known as a Massachusetts business trust (the "Company"). The Company has filed a registration statement on Form S-2 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to 4,025,000 Common Shares of Beneficial Interest, par value $.10 per share (the "Shares"), all or a portion of which the Company proposes to sell as provided in the Registration Statement.

We have examined (i) the Declaration of Trust of the Company dated as of June 11, 1991, as originally filed with the Secretary of State of The Commonwealth of Massachusetts, as amended by the Second Amended and Restated Declaration of Trust of the Company dated as of April 6, 1999 (a copy of which was filed with the Secretary of State of The Commonwealth of Massachusetts on April 30, 1999, and as subsequently amended by amendments dated as of June 15, 1999 (a copy of which was filed with the Secretary of State of The Commonwealth of Massachusetts on June 15, 1999), October 2000 (a copy of which was filed with the Secretary of State of The Commonwealth of Massachusetts on October 23, 2000), and February 1, 2001 (a copy of which was filed with the Secretary of State of The Commonwealth of Massachusetts on April 26, 2000) (collectively, the "Restated Declaration of Trust"), (ii) the Registration Statement and (iii) a certificate of the Secretary of the Company as to certain action authorized by the Trustees of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly formed and validly existing under the laws of The Commonwealth of Massachusetts pursuant to its Restated Declaration of Trust as what is commonly known as a Massachusetts business trust, with the power to conduct its business as described in the prospectus constituting a part of the Registration Statement.

2. When issued and sold, and when full payment therefor has been received by the Company, as described in the Registration Statement, the Shares will under the laws of

American Mortgage Investors Trust
November 28, 2001
Page 2


      The Commonwealth of Massachusetts be duly and validly issued, fully paid and nonassessable by the Company.

We hereby consent to the reliance on this opinion by Paul, Hastings, Janofsky & Walker LLP, to the use of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption "Legal Matters" in the Registration Statement.

Sincerely,

/s/ GOODWIN PROCTER LLP

cc:   Paul, Hastings, Janofsky & Walker LLP